EXHIBIT 21.1 SUBSIDIARIES Name Location Doing Business as Energy Focus LED Solutions, LLC Solon, Ohio Energy Focus LED Solutions, LLC Energy Focus Europe, LTD Thatcham, Berkshire, United Kingdom Energy Focus Europe, LTD